UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 South Plum Grove Road, Palatine, Illinois	60067
(Address of principal executive offices)	(Zip Code)

(847) 303-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Credit Agreement

On November 2, 2009, Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), and certain subsidiaries of Addus HealthCare (together with Addus HealthCare, the “Borrowers”), entered into the Loan and Security Agreement (the “Credit Agreement”) with Fifth Third Bank (“FTB”), as agent, the financial institutions from time to time parties thereto (the “Lenders”) and the Company, as guarantor.

The Credit Agreement provides for a $50,000,000 senior secured revolving credit facility (the “Revolving Facility”) with a term of five years, and includes a $15,000,000 sublimit for issuances of letters of credit. The Borrowers’ obligations under the Credit Agreement are guaranteed by the Company. The Borrowers’ obligations under the Credit Agreement and the Company’s guaranty obligations are secured by a first priority security interest in all of the Company’s and the Borrowers’ current and future tangible and intangible assets, including the shares of stock of the Borrowers.

The proceeds from the initial borrowings under the Credit Agreement were used, together with proceeds from the Company’s initial public offering (the “IPO”), to repay amounts outstanding under Addus HealthCare’s prior credit facility, to make a payment required by a contingent payment agreement previously entered into with the former owners of Addus HealthCare, to pay a portion of the dividends accrued on the Company’s series A preferred stock that converted into shares of the Company’s common stock in connection with the IPO, to pay a one-time consent fee to certain former holders of such shares of series A preferred stock, to pay the former Chairman of Addus HealthCare amounts required by his separation and general release agreement and to pay related fees and expenses. On an ongoing basis, borrowings under the Credit Agreement will be used to finance working capital, to consummate permitted acquisitions and for other general corporate purposes of the Borrowers.

The availability of funds under the Credit Agreement is based on the lesser of (i) the product of adjusted EBITDA, as defined, for the most recent 12-month period for which financial statements have been delivered under the Credit Agreement multiplied by the specified advance multiple, up to 2.75, less the outstanding senior indebtedness and letters of credit, and (ii) $50,000,000 less the outstanding revolving loans and letters of credit. Interest on the amounts outstanding under the Credit Agreement is payable either at a floating rate equal to the 30-day LIBOR, plus an applicable margin of 460 basis points or the LIBOR rate for term periods of one, two, three or six months plus a margin of 460 basis points. The Borrowers will pay a fee equal to 0.5% per annum of the unused portion of the Revolving Facility. Issued stand-by letters of credit will be charged at a rate of 2% per annum payable monthly. Interest will be paid monthly or at the end of the relevant interest period, as determined in accordance with the Credit Agreement.

The Credit Agreement contains customary affirmative covenants regarding, among other things, the maintenance of records, compliance with laws, maintenance of permits, maintenance of insurance and property and payment of taxes. The Credit Agreement also contains certain customary financial covenants and negative covenants that, among other things, include a requirement to maintain a minimum fixed charge coverage ratio, a requirement to stay below a maximum senior leverage ratio and a requirement to stay below a maximum permitted amount of capital expenditures, as well as restrictions on guarantees, indebtedness, liens, dividends, distributions, investments and loans, subject to customary carve outs, restrictions on the Company’s and the Borrowers’ ability to enter into transactions other than in the ordinary course of business, a restriction on the ability to consummate more than three acquisitions in any calendar year, or for the purchase price of any one acquisition to exceed $500,000, in each case without the consent of the lenders, restrictions on mergers, transfers of assets, acquisitions, equipment, subsidiaries and affiliate transactions, subject to customary carve outs, and restrictions on fundamental changes and lines of business.

The Credit Agreement includes events of default (and related remedies) customary for a facility of this type, including payment default, covenants default, cross-default to other indebtedness, breaches of representations and warranties, bankruptcy and similar proceedings, judgment default and changes of control.

The foregoing is a summary of the material terms of the Credit Agreement, does not purport to be complete, and is qualified in its entirety by reference to the actual terms of the Credit Agreement, which is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is also responsive to Item 2.03 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Separation and General Release Agreement, dated as of September 20, 2009, between Addus HealthCare and W. Andrew Wright, III (the “Separation Agreement”), Mr. Wright resigned his position as Chairman of Addus HealthCare and his employment agreement was terminated effective November 2, 2009 at the completion of the IPO. Pursuant to the Separation Agreement, Mr. Wright is entitled to receive the sum of (i) $960,060 and (ii) $181,864, in each case, less all applicable tax withholdings and deductions. In addition, pursuant to the Separation Agreement, Addus HealthCare will continue to provide Mr. Wright with health and dental coverage under its group medical insurance and dental plans until Mr. Wright becomes eligible for enrollment in Medicare, and Addus HealthCare will also pay Mr. Wright’s individual executive life insurance and basic life insurance premiums through September 2011. The aggregate cost of these benefits is approximately $56,000. Addus HealthCare will also provide Mr. Wright with a monthly car allowance in an amount equal to approximately $1,600 per month through September 2011. Pursuant to the Separation Agreement, Mr. Wright and Addus HealthCare have agreed to release each other from claims arising prior to the date of the Separation Agreement, with certain limited exceptions.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
99.1	Loan and Security Agreement, dated as of November 2, 2009, by and among Addus HealthCare, Inc., Addus HealthCare (Idaho), Inc., Addus HealthCare (Indiana), Inc., Addus HealthCare (Nevada), Inc., Addus HealthCare (New Jersey), Inc., Addus HealthCare (North Carolina), Inc., Benefits Assurance Co., Inc., Fort Smith Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Lowell Home Health Agency, Inc., PHC Acquisition Corporation and Professional Reliable Nursing Service, Inc., as borrowers, Fifth Third Bank, as agent, the financial institutions that are or may from time to time become parties thereto, and Addus HomeCare Corporation, as guarantor.

Exhibit No.	Description

99.2	Separation and General Release Agreement, dated as of September 20, 2009, between Addus HealthCare, Inc. and W. Andrew Wright, III*

*	Incorporated by reference to Exhibit 10.1(b) to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-160634).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: November 4, 2009	By:	/S/ FRANCIS J. LEONARD
		Name:	Francis J. Leonard
		Title:	Chief Financial Officer

Exhibit No.	Description

99.1	Loan and Security Agreement, dated as of November 2, 2009, by and among Addus HealthCare, Inc., Addus HealthCare (Idaho), Inc., Addus HealthCare (Indiana), Inc., Addus HealthCare (Nevada), Inc., Addus HealthCare (New Jersey), Inc., Addus HealthCare (North Carolina), Inc., Benefits Assurance Co., Inc., Fort Smith Home Health Agency, Inc., Little Rock Home Health Agency, Inc., Lowell Home Health Agency, Inc., PHC Acquisition Corporation and Professional Reliable Nursing Service, Inc., as borrowers, Fifth Third Bank, as agent, the financial institutions that are or may from time to time become parties thereto, and Addus HomeCare Corporation, as guarantor.

99.2	Separation and General Release Agreement, dated as of September 20, 2009, between Addus HealthCare, Inc. and W. Andrew Wright, III*

*	Incorporated by reference to Exhibit 10.1(b) to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-160634).